Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com
MEDIA CONTACT:	Mark Scott, 404.459.7452, mscott@homebanc.com

HOMEBANC CORP. ANNOUNCES INTENTION TO EXIT

THE MORTGAGE LOAN ORIGINATION BUSINESS

ATLANTA, August 7, 2007 – HomeBanc Corp. (“HomeBanc” or “the Company”) today announced that it intends to exit the mortgage loan origination business.

The Company at present is unable to borrow on its credit facilities and was unable to fund its mortgage loan funding obligations beginning August 6, 2007. Accordingly, the Company does not anticipate funding any future mortgage loans, and is no longer accepting any mortgage loan applications or funding any mortgage loans previously originated and not yet funded. The Company is seeking the most appropriate course of action to preserve the value of its remaining assets.

Kevin D. Race, HomeBanc’s President and Chief Executive Officer, stated, “In light of the extraordinary difficulties that HomeBanc continues to face in the mortgage loan origination market, we feel that it is in the best interests of the Company to exit this business so that we can focus on preserving the value of our investment portfolio assets and loan servicing operations.”

HomeBanc also announced that it has reached agreement with Countrywide Financial Corporation (NYSE: CFC) whereby Countrywide will acquire certain assets related to HomeBanc's retail loan origination operations, including up to five branches located in Georgia, Florida and North Carolina, and will assume the leases related to those branches.  In addition, Countrywide expects to make offers of employment to substantially all of HomeBanc's retail loan originators. Countrywide will pay no cash premium in this transaction and will not acquire any other assets or assume any other liabilities related to HomeBanc.  This transaction, which is subject to certain conditions, is expected to close by August 10, 2007.

HomeBanc is the parent holding company of HomeBanc Mortgage Corporation, a mortgage banking company that traditionally has focused on originating primarily prime purchase money residential mortgage loans in the Southeast United States. HomeBanc is headquartered in Atlanta, Georgia, and has offices in Georgia, Florida, North Carolina and Tennessee. For more information about HomeBanc, visit HomeBanc on the Internet at www.homebanc.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, among others: HomeBanc’s intention to exit the mortgage loan origination business; the timely completion of the Company’s above referenced transaction on favorable terms, if at all; and HomeBanc’s pursuit of a course of action that will preserve the value of its remaining assets.

Such forward-looking statements are based on information presently available to the Company's management and are subject to various risks and uncertainties, including, without limitation: HomeBanc’s inability to exit the mortgage loan origination business in a timely and/or cost efficient manner; HomeBanc’s inability to identify, pursue and effect, on attractive terms, if at all, a course of action that will preserve the value of its remaining assets, including, without limitation, as the result of further market difficulties, actions of third parties or otherwise; the inability of the parties to timely complete the above described transaction; and the other risks and factors described in the Company's SEC reports and filings, including, without limitation, under the captions "Special Cautionary Notice Regarding Forward- Looking Statements" and "Risk Factors."

You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as may be required by law.

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